Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 10, 2005, with respect to the consolidated financial statements of AmSouth Bancorporation and subsidiaries and our report dated March 10, 2005, with respect to AmSouth Bancorporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of AmSouth Bancorporation, all incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2004, in the following Registration Statements and in the related prospectuses:

Form S-3 No. 33-55683 pertaining to the AmSouth Bancorporation Dividend Reinvestment and Common Stock Purchase Plan;

Form S-8 No. 33-52113 pertaining to the AmSouth Bancorporation 1989 Long Term Incentive Compensation Plan;

Form S-8 No. 33-35218 pertaining to the AmSouth Bancorporation 1989 Long Term Incentive Compensation Plan;

Form S-3 No. 33-35280 pertaining to the AmSouth Bancorporation Dividend Reinvestment and Common Stock Purchase Plan;

Form S-8 No. 333-05631 pertaining to the AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan;

Form S-8 No. 333-41599 pertaining to the AmSouth Bancorporation Deferred Compensation Plan and the Amended and Restated Deferred Compensation Plan for Directors of AmSouth Bancorporation;

Form S-3 No. 333-44263 pertaining to the AmSouth Bancorporation Shelf Registration Statement;

Form S-8 No. 333-76283 pertaining to the AmSouth Bancorporation Stock Option Plan for Outside Directors;

Form S-8 No. 333-89451 pertaining to the First American Corporation 1993 Non-Employee Director Stock Option Plan;

Form S-8 No. 333-89455 pertaining to the First American Corporation 1999 Broad-Based Employee Stock Option Plan;

Form S-8 No. 333-89459 pertaining to the Deposit Guaranty Corporation Long Term Incentive Plans;

Form S-8 No. 333-89461 pertaining to the First American Corporation 1991 Employee Stock Incentive Plan;

Form S-8 No. 333-89463 pertaining to the Heritage Federal Bancshares, Inc. 1994 Stock Option Plan for Non-Employee Directors and 1992 Stock Option Plan and Incentive Compensation Plan for Non-Employee Directors;

Form S-3 No. 333-42542 pertaining to the AmSouth Bancorporation Dividend Reinvestment and Common Stock Purchase Plan;

Form S-8 No. 333-42554 pertaining to the AmSouth Bancorporation Thrift Plan;

Form S-8 No. 333-42556 pertaining to the AmSouth Bancorporation Employee Stock Purchase Plan;

Form S-8 No. 333-42558 pertaining to the AmSouth Bancorporation Amended and Restated 1991 Employee Stock Incentive Plan;

Form S-8 No. 333-42560 pertaining to the Pioneer Bancshares, Inc. Long-Term Incentive Plan;

Form S-8 No. 333-102581 pertaining to the AmSouth Bancorporation Stock Option Plan For Outside Directors;

Form S-8 No. 333-102586 pertaining to the AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan;

Form S-3 No. 333-42542 (as amended) pertaining to the AmSouth Bancorporation Direct Stock Purchase and Dividend Reinvestment Plan;

Form S-8 No. 333-118080 pertaining to the AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan;

Form S-8 No. 333-118078 pertaining to the AmSouth Bancorporation Stock Option Plan for Outside Directors; and

Form S-8 No. 333-118079 pertaining to the AmSouth Bancorporation Employee Stock Purchase Plan.

/s/ Ernst & Young, LLP

Birmingham, Alabama

March 10, 2005